Exhibit 1
                        HORIZON ENERGY DEVELOPMENT, INC.
                                  BALANCE SHEET
                                   (Unaudited)


                                                           At September 30, 1998
                                                           ---------------------

ASSETS
Current Assets:
   Cash                                                        $  8,907,627
   Notes Receivable - Intercompany                                2,500,000
   Accounts Receivable - Net                                      8,877,228
   Unbilled Utility Revenue                                         710,139
   Accounts Receivable - Intercompany                                 6,194
   Materials & Supplies                                           6,059,412
   Prepaid Expenses                                                 153,844
                                                               ------------
Total Current Assets                                             27,214,444
                                                               ------------

Property, Plant & Equipment                                     281,709,633
   Less:  Reserve for DDA                                        79,120,111
                                                               ------------
                                                                202,589,522
                                                               ------------

Other Assets:                                                    12,535,187
                                                               ------------

Total Assets                                                   $242,339,153
                                                               ============


LIABILITIES AND STOCKHOLDERS EQUITY Capital Stock $1 Par:
   Shares Authorized, Issued and Outstanding:  4,750           $      4,750
   Paid-in Capital                                               38,245,250
Retained Earnings                                               (11,659,361)
Cumulative Translation Adjustment                                 7,264,986
                                                               ------------
Total Stockholders Equity                                        33,855,625
                                                               ------------

Long-Term Debt, Net of Current Portion                           64,675,920
Long-Term Debt - Intercompany                                    90,000,000
                                                               ------------
Total Long-Term Debt                                            154,675,920
                                                               ------------

Minority Interest in Foreign Subsidiaries                        25,479,242
                                                               ------------

Current and Accrued Liabilities:
   Current Portion of Long-Term Debt                                710,833
   Notes Payable - Intercompany                                   2,700,000
   Accounts Payable                                               8,682,293
   Accounts Payable - Intercompany                                2,976,906
   Federal Income Taxes Payable                                    (249,991)
   Other Accrued Liabilities                                      8,898,855
                                                               ------------
Total Current and Accrued Liabilities                            23,718,896
                                                               ------------

Deferred Credits:
  Accumulated Deferred Income Taxes                               4,397,856
  Other Deferred Credits                                            211,614
                                                               ------------
Total Deferred Credits                                            4,609,470
                                                               ------------

Total Liabilities and Stockholders Equity                      $242,339,153
                                                               ============